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                                   EXHIBIT 11

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1997          1996           1995
                                                        ----------    -----------    ----------
Net income (loss).....................................  $1,895,968    $(1,360,790)   $2,402,247
Convertible debenture interest after tax effect.......          --             --        53,291
                                                        ----------    -----------    ----------
Income (loss) available to common stockholders........  $1,895,968    $(1,360,790)   $2,455,538
                                                        ==========    ===========    ==========
Weighted average common shares outstanding............   6,690,265      4,579,598     3,874,459
                                                        ----------    -----------    ----------
Common equivalent shares representing shares issuable
  upon exercise of stock options......................     292,103        194,883       196,773
Convertible Preferred Stock...........................          --        553,858            --
Convertible Debentures................................          --             --       595,000
Antidilutive nature of dilutive securities............          --       (748,741)           --
Dilutive adjusted weighted average shares and assumed
  conversions:........................................   6,982,368      4,579,598     4,666,232
                                                        ----------    -----------    ----------
Basic net income (loss) per share.....................  $     0.28    $     (0.30)   $     0.62
                                                        ==========    ===========    ==========
Diluted net income (loss) per share...................  $     0.27    $     (0.30)   $     0.53
                                                        ==========    ===========    ==========